EX 99.28 (d)(1)(xii)

Amendment to
Investment Advisory and Management Agreement between
Curian Variable Series Trust and Curian Capital, LLC

This Amendment is made by and between Curian Variable Series Trust, a Massachusetts business trust (“Trust”), and Curian Capital, LLC, a Michigan limited liability company (“Adviser”).

Whereas, the Trust and the Adviser are parties to an Investment Advisory and Management Agreement dated December 19, 2011, as amended (“Agreement”), whereby the Adviser agreed to serve as the investment adviser and business manager for the Funds of the Trust.

Whereas, the Trust and the Adviser have agreed to amend the Agreement.

Now Therefore, the parties hereto agree to amend the Agreement as follows:

1.  Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B attached hereto.

2.  Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Adviser and the Trust have caused this Amendment to be executed as of December 9, 2013 effective as of January 2, 2014.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Curian Variable Series Trust		Curian Capital, LLC

By:	/s/ Angela R. Burke	By:	/s/ Michael A. Bell
Name:	Angela R. Burke	Name:	Michael A. Bell
Title:	Assistant Secretary	Title:	President and Chief Executive Officer

Schedule B
Dated: January 2, 2014
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
Curian Guidance – Interest Rate Opportunities Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Multi-Strategy Income Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Equity Income Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Conservative Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Moderate Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Moderate Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Maximum Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Tactical Moderate Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Tactical Maximum Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Institutional Alt 65 Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Institutional Alt 100 Conservative Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Institutional Alt 100 Moderate Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Institutional Alt 100 Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – International Opportunities Conservative Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – International Opportunities Moderate Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – International Opportunities Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Equity 100 Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Fixed Income 100 Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Real Assets Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Tactical Advantage 35 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Tactical Advantage 60 Fund	$0 to $1 billion Over $1 billion	.75% .70%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
Curian Tactical Advantage 75 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Dynamic Risk Advantage – Diversified Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian Dynamic Risk Advantage – Growth Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian Dynamic Risk Advantage – Income Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/Aberdeen Latin America Fund	$0 to $1 billion Over $1 billion	1.35% 1.30%
Curian/American Funds® Global Growth Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/American Funds® Growth Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/AQR Risk Parity Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/Ashmore Emerging Market Small Cap Equity Fund	$0 to $1 billion Over $1 billion	1.10% 1.05%
Curian/Baring International Fixed Income Fund	$0 to $1 billion Over $1 billion	.60% .55%
Curian/BlackRock Global Long Short Credit Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/DFA U.S. Micro Cap Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/DoubleLine Total Return Fund	$0 to $1 billion Over $1 billion	.50% .45%
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/Epoch Global Shareholder Yield Fund	$0 to $1 billion Over $1 billion	.70% .65%
Curian/FAMCO Covered Call Fund	$0 to $1 billion Over $1 billion	.60% .55%
Curian Focused International Equity Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian Focused U.S. Equity Fund	$0 to $1 billion Over $1 billion	.70% .65%
Curian/Franklin Templeton Frontier Markets Fund	$0 to $1 billion Over $1 billion	1.40% 1.35%
Curian/Franklin Templeton Natural Resources Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/Lazard International Strategic Equity Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian Long Short Credit Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/Neuberger Berman Currency Fund	$0 to $1 billion Over $1 billion	.70% .65%
Curian/Nicholas Convertible Arbitrage Fund	$0 to $1 billion Over $1 billion	.85% .80%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
Curian/PIMCO Credit Income Fund	$0 to $1 billion Over $1 billion	.40% .35%
Curian/PineBridge Merger Arbitrage Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/Schroder Emerging Europe Fund	$0 to $1 billion Over $1 billion	1.10% 1.05%
Curian/The Boston Company Equity Income Fund	$0 to $1 billion Over $1 billion	.55% .50%
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund	$0 to $1 billion Over $1 billion	.90% .85%
Curian/T. Rowe Price Capital Appreciation Fund	$0 to $1 billion Over $1 billion	.70% .65%
Curian/UBS Global Long Short Fixed Income Opportunities Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/Urdang International REIT Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/Van Eck International Gold Fund	$0 to $1 billion Over $1 billion	.80% .75%